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                                                            EXHIBIT  3(b)(i)
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                        CERTIFICATE OF SECRETARY
                                   OF
                      MARSHALL & ILSLEY CORPORATION


      The undersigned, Michael A. Hatfield, on behalf of Marshall & Ilsley Corporation, a Wisconsin corporation (the "Corporation"), hereby certifies that he is the duly elected and acting Secretary of the Corporation and certifies that attached hereto as EXHIBIT A is a true and correct copy of an Amendment to the By-Laws of Marshall & Ilsley Corporation that was adopted by the Board of Directors of the Corporation on April 25, 2000.


      IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 8th day of May, 2000.



                             /s/ Michael A. Hatfield
                             ----------------------------
                             Michael A. Hatfield,
                             Secretary


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                                EXHIBIT A
                               -----------

               Resolutions Approving Amendment to By-Laws

      RESOLVED, that Sections 2.4, 2.10 and 3.5 of the Corporation's By-Laws shall be amended to read as follows:

            2.4. NOTICE OF MEETING. The Corporation shall notify shareholders of the date, time and place of each annual and special shareholders' meeting not less than ten nor more than sixty days before the date of the meeting. Notice of a special meeting shall include a description of each purpose for which the meeting is called. Notice of the meeting shall be given only to those shareholders entitled to vote at the meeting, unless otherwise required by the law. Notice may be communicated in person, by telephone, telegraph, teletype, facsimile or other forms of wire or wireless communication, by mail or private carrier, or by electronic transmission. Written notice, which includes notice by electronic transmission, to a shareholder shall be deemed to be effective on the earlier of: (a) the date received; (b) the date it is deposited in the United States mail when addressed to the shareholder's address shown in the Corporation's current record of shareholders, with postage prepaid; (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee;
      (d) the date sent, if transmitted by telegraph, teletype, facsimile or other form of wire or wireless communication; (e) the date delivered to a courier or deposited in a designated receptacle, if sent by private carrier, when addressed to the shareholder's address shown in the Corporation's current record of shareholders; or (f) when electronically transmitted to the shareholder in a manner authorized by the shareholder.

            2.10.PROXIES. At all meetings of shareholders, a shareholder entitled to vote may authorize another person to act for the
      shareholder by appointing the person as proxy.   A shareholder or the
      shareholder's authorized officer, director, employee, agent, or attorney-in-fact may use any of the following means to appoint a proxy:

              (a) In writing by signing or causing the shareholder's
                  signature to be affixed to an appointment form by any reasonable means, including, but not limited to, by facsimile signature.

              (b) By transmitting or authorizing the transmission of an
                  electronic transmission of the appointment to the person who will be appointed as proxy or to a proxy solicitation firm, proxy support service organization or like agent authorized to receive the transmission by the person who will be appointed as proxy.

              (c) By any other means permitted by the WBCL.


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            Such proxy shall be filed with the Secretary of the Corporation, in the form of a signed appointment form or an electronic transmission of the appointment, before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

            3.5. NOTICE. Notice of meetings of the Board of Directors may be communicated in person, by telephone, telegraph, teletype, facsimile or other form of wire or wireless communication, or by mail or private carrier. Notice of meetings, except the regular annual meeting, shall be given at least 48 hours prior to the time set for the meeting if communicated orally or by telegraph, teletype, facsimile, other form of wire or wireless communication or by electronic transmission, and at least 5 days prior to the date set for the meeting if communicated by any other means. Written notice, which includes notice by electronic transmission, shall be deemed effective and given on the earlier of: (a) when received; (b) 2 days after the date it is deposited in the United States mail, with postage prepaid, when addressed to the director at an address designated by him or her to receive such notice or, in the absence of such designation, at his or her business or home address as they appear in the Corporation's records; (c) the date and time sent, if transmitted by telegraph, teletype, facsimile or other form of wire or wireless communication when sent to the director at a location designated by the director to receive such notice or, in the absence of such designation, at his or her business or home as those locations appear in the Corporation's records; (d) the date delivered to a courier or deposited in a designated receptacle, if sent by private carrier, when addressed to the director at an address designated by him or her to receive such notice or, in the absence of such designation, at his or her business or home address as it appears in the Corporation's records; or (e) when electronically transmitted. Oral notice shall be deemed effective when communicated. Whenever any notice whatever is required to be given to any director of the Corporation under these By-laws, the Articles or under the provisions of any statute, a waiver thereof in writing, signed at any time whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to timely notice. A director's attendance at, or participation in, a meeting waives any required notice unless the director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of such meeting.


MW416442_1.DOC